UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2009

PURE BIOFUELS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Suite 1050 Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

1-310-402-5916
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

A.  FOURTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT

As of March 27, 2009, by and among PURE BIOFUELS CORP., a Nevada corporation (the “Company”), and PLAINFIELD PERU I LLC, a Delaware limited liability company (“LLC1”), and PLAINFIELD PERU II LLC, a Delaware limited liability company (“LLC2” and together with LLC1, the “Purchaser”) entered into a FOURTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Fourth Amendment”).  The Fourth Amendment amended in various respects a Securities Purchase Agreement, dated as of September 12, 2007 (as amended by the a First Amendment to the Securities Purchase Agreement dated as of March 26, 2008, a Second Amendment to the  Securities Purchase Agreement dated as of November 4, 2008, and a Third Amendment to the Securities Purchase Agreement dated as of March 10, 2009, the “Agreement”) by and among the Company, LLC1 and LLC2.

Pursuant to a Third Amendment to Securities Purchase Agreement dated as of March 10, 2009, (the “Third Amendment”), by and among the Company, LLC 1 and LLC 2 for the purchase of 10%/12% Senior Convertible PIK Election Notes due 2012, Common Stock and warrants to purchase shares of Common Stock; the Company agreed, subject to the terms and conditions set forth therein, to issue and sell to Purchaser, and Purchaser agreed, subject to the terms and conditions set forth therein, to purchase $2,200,000 in aggregate principal amount of 2009 General Obligation Additional Notes (the “2009 General Obligation Additional Notes”), of which $1,000,000 in aggregate principal amount of 2009 General Obligation Additional Notes were issued and sold by the Company to the Purchaser on March 10, 2009.

Under the Fourth Amendment, Article II of the Agreement was amended to provide the Holders of the 2009 General Obligation Additional Notes the right to at any time after the Amendment Date and on or prior to the Final Maturity Date to convert any or all of their Notes into shares of Common Stock at $0.04 per share, subject to adjustment as provide in the Agreement (the “Conversion Price”).

The Fourth Amendment contained other amendments to the Agreement to conform to the foregoing.

The Fourth Amendment also provided that the shares of Common Stock issuable upon conversion of the 2009 General Obligations Additional Notes constitute “Registrable Securities” under the Registration Rights Agreement between the parties.

B.  PERFORMANCE BOND AGREEMENT

A PERFORMANCE BOND AGREEMENT was entered into the 27th day of March, 2009 (the “Agreement”), by and between FDS Corporation SA a corporation organized and existing under the laws of Panama with its head office located at Via España 122 piso 14, Edificio Banco de Boston, Ciudad de Panamá, Republica de Panamá (“FDS”), and Pure Biofuels Corp., a Nevada Corporation.

Under the Agreement, FDS agreed to open a financial bond in the amount of up to Two Million Five Hundred Thousand Dollars and 00/100 ($2,500,000.00) required by the Peruvian Authorities to provide the regulatory and other permits necessary to commercialize the Callao Facility as a terminal and bonded warehouse under the laws of Peru (the “FDS Bond”) for a term of up to Twelve (12) months, subject to automatic extended for up to two additional Twelve (12) month periods.  The FDS Bond accrues interest on a monthly basis in the amount of Thirty One Thousand Two Hundred Fifty Dollars and 00/100 ($31,250.00). As additional consideration for the placement of the FDS Bond, Corporation agrees to issue to FDS seven (7) year cashless warrants to purchase Sixty Two Million Five Hundred Thousand (62,500,000) shares of Common Stock by which FDS will have the right to purchase one share of Common Stock at an exercise price of $0.05 per share for every warrant issued (the “FDS Warrants”). FDS may exchange all or any FDS Warrants at any time after the Effective Date and on or prior to March 31, 2016 for a number of shares of Common Stock equal to the number of shares that would have been issued upon the exercise of the FDS Warrants pursuant to Section 4 divided by 1.2.  FDS may withdraw the FDS Bond at any time and terminate this Agreement if there is an event of default and Plainfield accelerates the obligations in connection with such event of default under the loan agreement dated as of September 12, 2007, among Pure Biofuels del Peru S.A.C. and Palma Industrial S.A.C., as borrowers (the “Borrowers”), the Corporation and Plainfield Special Situations Master Fund Limited (“Plainfield”), or other reasons.

The foregoing Agreements, Notes and Warrant are filed as exhibits to this Form 8-K and should be referred to in their entirety for complete information concerning these Agreements, Notes and Warrant.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01 of this Report, which is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

See disclosure under Item 1.01 of this Report, which is incorporated by reference in this Item 3.02.

We relied upon Section 4(2) of the Securities Act of 1933, as amended, for the above issuances.

We believed that Section 4(2) of the Securities Act was available because:

·	The issuance did not involve underwriters, underwriting discounts or commissions.

·	Restrictive legends were placed on the warrants issued as described above.

·	The issuance did not involve general solicitation or advertising.

·	The issuance was made solely to Accredited Investors (as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended).

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1	FOURTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT

10.2	AMENDED AND RESTATED 10%/12% SENIOR CONVERTIBLE PIK ELECTION NOTE for $1,000,000

10.3	AMENDED AND RESTATED 10%/12% SENIOR CONVERTIBLE PIK ELECTION NOTE for $1,200,000

10.4	PERFORMANCE BOND AGREEMENT

10.5	FDS Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOFUELS CORP.

Date: April 1, 2009	By: /s/ Luis Goyzueta
Luis Goyzueta Chief Executive Officer and Director